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                                                                    EXHIBIT 11.2

                            PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


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
                                                           THREE MONTHS ENDED SEPTEMBER 30, 1998
                                                  -----------------------------------------------------
                                                    NUMBER                PERCENT            EQUIVALENT
                                                   OF SHARES            OUTSTANDING            SHARES
                                                  ----------            -----------         -----------
COMMON STOCK

    From Founders' Stock                           2,300,000                 100.00%          2,300,000
    Stock Options Exercised                        1,057,725                  95.47%          1,009,840
    Preferred Stock Converted to Common Stock     15,310,943                 100.00%         15,310,943
    1994 Common Stock Offerings                   11,242,857                 100.00%         11,242,857
    1995 Common Stock Offerings                    4,323,874                 100.00%          4,323,874
    1996 Common Stock Offering                     6,000,000                 100.00%          6,000,000
    Employee Stock Purchase Plan Shares Issued        90,641                 100.00%             90,641
    1997 Warrants Exercised                           48,300                 100.00%             48,300
                                                  ----------                                -----------
                                                  40,374,340                                 40,326,455

WEIGHTED AVERAGE SHARES OUTSTANDING                                                          40,326,455

NET LOSS                                                                                    $(8,982,341)

NET LOSS PER SHARE                                                                          $     (0.22)
                                                                                            ===========
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